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                                                             EXHIBIT 23.3


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Transworld Healthcare, Inc.
Clark, New Jersey


We hereby consent to the incoroproation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated
July 22, 1996, except for Note 4(a) which is as of July 26, 1996, relating to the consolidated financial statements and schedules of Health Management, Inc. ("HMI") (which contains an explanatory paragraph regarding HMI's ability to continue as a going concern) appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                            BDO Seidman, LLP



BDO Seidman, LLP


Mitchel Field, New York
June 27, 1997